===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                CVS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                 [LOGO OF CVS]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 18, 2001

                                   10:00 A.M.

                                CVS Corporation
                                 One CVS Drive
                         Woonsocket, Rhode Island 02895
                                   ---------

To our stockholders:

   We are pleased to invite you to attend our 2001 annual meeting of stockholders to:

  .  Elect 11 directors;

  . Approve an amendment to the Company's 1997 Incentive Compensation Plan increasing the number of shares authorized for issuance under the Plan by 19.5 million shares;

  .  Ratify the appointment of KPMG LLP as independent auditors for 2001; and

  .  Conduct other business properly brought before the meeting.

   Stockholders of record at the close of business on February 22, 2001 may vote at the meeting.

   Your vote is important. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by sending in a signed proxy card with a later date or by attending the meeting and voting in person.

    By Order of the Board of Directors,

    Thomas M. Ryan
    Chairman of the Board, President and Chief Executive Officer

PROXY STATEMENT TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          Page
                                                                          ----

 Information about the Annual Meeting and Voting.........................   1

 Item 1: Election of Directors..........................................    4

         Biographies of our Board Nominees..............................    4
         Committees of the Board of CVS.................................    6
         Director Compensation..........................................    7
         Compensation Committee Interlocks and Insider Participation....    7
         Share Ownership of Directors and Certain Executive Officers....    8
         Share Ownership of Principal Stockholders......................    9
         Management Planning and Development Committee Report on
         Executive Compensation.........................................   10
         Summary Compensation Table.....................................   14
         Stock Options..................................................   16
         Stock Performance Graph........................................   17
         Certain Executive Arrangements.................................   18
         Transactions with Directors and Officers.......................   20

 Item 2: Approval of Increase in Shares Authorized for Issuance Under
         Our 1997 Incentive Compensation Plan...........................   20

 Item 3: Ratification of Appointment of Independent Auditors............   27

 Item 4: Other Matters..................................................   27

         Audit Committee Report.........................................   28
         Section 16(a) Beneficial Ownership Reporting Compliance........   28
         Proxy Solicitation.............................................   28
         Stockholder Proposals for Annual Meeting in 2002...............   29

 Exhibit A--Amendment to the 1997 Incentive Compensation Plan

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
--------------------------------------------------------------------------------

The Board of Directors of CVS Corporation is soliciting your proxy to vote at our 2001 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card on or about March 14, 2001 to all stockholders entitled to vote. The CVS 2000 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting

   Date: April 18, 2001

   Time: 10:00 a.m.

   Place: One CVS Drive
          Woonsocket, Rhode Island

Shares entitled to vote

     Stockholders entitled to vote are those who owned CVS common stock or Series One ESOP convertible preference stock (referred to throughout this proxy statement as the "ESOP preference stock") at the close of business on the record date, February 22, 2001. As of the record date, there were approximately 392.8 million shares of common stock and approximately 5.0 million shares of ESOP preference stock outstanding. All ESOP preference stock is held by The Bank of New York, as Trustee under the CVS Corporation and Subsidiaries Employee Stock Ownership Plan (the "ESOP").

     Each share of CVS common stock that you own entitles you to one vote. Each share of ESOP preference stock is entitled to the number of votes equal to the number of shares of common stock into which the share of ESOP preference stock could be converted on the record date, rounded up to the next tenth of a share (currently 2.3 votes). The ESOP preference stock is entitled to vote on all matters submitted to a vote of holders of common stock, voting with the common stock as a single class. Each participant in the ESOP instructs the Trustee of the ESOP how to vote his or her shares. As to unallocated shares and shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all the shares as to which it has received timely voting instructions.

Voting your proxy

     Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

     The enclosed proxy card indicates the number of shares that you own.

     Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

    . "FOR" the election of all 11 nominees for director (as described on page 4);

    . "FOR" approval of an amendment to the Company's 1997 Incentive Compensation Plan increasing the number of shares authorized for issuance under the Plan by 19.5 million shares (as described on page
       20); and

    . "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for fiscal 2001 (as described on page
       27).

     If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy

   You may revoke your proxy by:

    .  sending in another signed proxy card with a later date;

    . notifying our Secretary in writing before the meeting that you have revoked your proxy; or

    .  voting in person at the meeting.

Voting in person

     If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on February 22, 2001, the record date for voting.

Appointing your own proxy

     If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum requirement

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the common stock and the ESOP preference stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote necessary to approve proposals

                      Item                             Vote Necessary*

    Item 1: Election of directors      Directors are elected by a plurality of the
                                       votes represented by the shares of common stock
                                       and ESOP preference stock present at the meeting
                                       in person or by proxy, voting as a single class.

                                       This means that the director nominee with the
                                       most affirmative votes for a particular slot is
                                       elected for that slot. Only the number of votes
                                       "for" and "against" affect the outcome. Withheld
                                       votes and abstentions have no effect on the
                                       vote.

    Item 2  Approval of an amendment   Approval is by affirmative vote of a majority of
            increasing the number of   the votes represented by the shares of common
            shares authorized for      stock and the ESOP Preference Stock present at
            issuance under our 1997    the meeting in person or by proxy, voting as a
            Incentive Compensation     single class. Abstentions are counted and have
            Plan                       the effect of a vote against.

    Item 3  Ratification of            Same as Item 2.
            appointment of
            independent auditors

-----------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on Items 1, 2 and 3 even if it does not receive voting instructions from you.

ITEM 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Our Board of Directors has nominated 11 directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected and qualified.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected.

     During 2000, there were eight meetings of the Board of Directors of CVS. Each director attended at least 75% of the meetings of the Board and of committees of which he or she was a member.

     The Board of Directors recommends the ELECTION of all nominees.

Biographies of our Board Nominees

Eugene Applebaum                 Director since 1998                     Age
                                                                         64

Mr. Applebaum has been President of Arbor Investments Group, L.L.C., a consulting firm, since April 1998. From 1963 to March 1998, he was President of Arbor Drugs, Inc. ("Arbor") and its predecessors, and from 1985 until Arbor was acquired by CVS in March 1998, he was Arbor's Chairman of the Board and Chief Executive Officer. Mr. Applebaum was first elected to CVS' Board of Directors pursuant to an agreement to elect him undertaken in the CVS/Arbor merger agreement.

W. Don Cornwell                  Director since 1994                     Age
                                                                         53

Mr. Cornwell has been Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation, a group broadcasting company, since February 1988. Mr. Cornwell is a director of Pfizer, Inc., The Telecommunications Development Fund, DeWitt Wallace-Reader's Digest Fund, Hershey Trust Company and Milton Hershey School.

Thomas P. Gerrity                Director since 1995                     Age
                                                                         59

Mr. Gerrity has been Professor of Management at The Wharton School of the University of Pennsylvania since 1990 and Director of The E-Commerce Forum at The Wharton School since July 1999. From 1990 to June 1999, he also served as Dean of The Wharton School. Mr. Gerrity is a director of Fannie Mae, Reliance Group Holdings, Inc., Sunoco, Inc., Knight-Ridder, Inc., and Internet Capital Group, Inc., and is a trustee of the MAS Funds.

Stanley P. Goldstein             Director since 1984                     Age
                                                                         66

Mr. Goldstein is a retired founder of CVS. From January 1987 to April 1999, Mr. Goldstein was Chairman of the Board of the Company, and from January 1987 to May 1998, he was Chief Executive Officer of the Company. Mr. Goldstein is a director of Linens 'n Things, Inc. and Footstar, Inc.

Marian L. Heard                  Director since 1999                     Age
                                                                         60

Ms. Heard has been President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of United Ways of New England, each a social service agency, since February 1992. Ms. Heard is a director of Blue Cross & Blue Shield, FleetBoston Financial Corporation, Liberty Mutual Insurance Company, Emerson Investment Management, Inc. and The New England Aquarium, and is a trustee of the Dana-Farber Cancer Institute.

William H. Joyce                 Director since 1994                     Age
                                                                         65

Mr. Joyce has been Vice Chairman of the Board of The Dow Chemical Company, a leading producer of chemicals and polymers, since February 2001, when Dow acquired Union Carbide Corporation. From January 1996 to February 2001, he was Chairman of the Board and Chief Executive Officer of Union Carbide. From January 1993 to January 1996, he was President, Chief Operating Officer and a director of Union Carbide.

Terry R. Lautenbach              Director since 1991                     Age
                                                                         62

Mr. Lautenbach is retired. From 1988 to 1992, he served as Senior Vice President of IBM Corporation, a multinational advanced information technology company, where he was responsible for worldwide manufacturing and product development and North American marketing and services. Mr. Lautenbach is a director of Air Products and Chemicals Inc., Varian Associates, Inc. and Footstar, Inc.

Terrence Murray                  Director since 1996                     Age
                                                                         61

Mr. Murray has been Chairman and Chief Executive Officer of FleetBoston Financial Corporation and its predecessors since May 1982. Mr. Murray is a director of A.T. Cross Company, Allmerica Financial Corporation, The Federal Reserve Bank of Boston and Partners Healthcare Systems, Inc., a trustee of Brigham and Women's Hospital and the Museum of Fine Arts, Boston, a trustee emeritus of Brown University and an honorary trustee of The Rhode Island School of Design.

Sheli Z. Rosenberg               Director since 1997                     Age
                                                                         59

Ms. Rosenberg has been Vice Chairman of Equity Group Investments, L.L.C., a real estate investment firm, since January 2000. From 1994 to January 2000, Ms. Rosenberg served as President, Chief Executive Officer and a director of Equity Group Investments. From 1980 to 1997, she was also a principal of the law firm Rosenberg & Liebentritt, P.C. Ms. Rosenberg is a director of Anixter International, Inc., Capital Trust, Inc., Dynergy, Inc., Manufactured Home Communities, Inc. and Cendant Corporation, and a trustee of Equity Residential Properties Trust and Equity Office Properties Trust.

Thomas M. Ryan                   Director since 1996                     Age
                                                                         48

Mr. Ryan has been Chairman and Chief Executive Officer of CVS Corporation and CVS Pharmacy, Inc. since April 1999, and President of CVS Corporation and CVS Pharmacy, Inc. since May 2000. From May 1998 to April 1999, Mr. Ryan served as Chief Executive Officer and President of CVS Corporation, and from October 1996 to May 1998, he was Vice Chairman of the Board and Chief Operating Officer of CVS Corporation. From January 1994 to April 1999, Mr. Ryan served as Chief Executive Officer and President of CVS Pharmacy, Inc. Mr. Ryan is a director of FleetBoston Financial Corporation and Reebok International Ltd.

Ivan G. Seidenberg               Director since 1993                     Age
                                                                         54

Mr. Seidenberg has been President and Co-Chief Executive Officer of Verizon Communications Corporation, a worldwide communications company, since June 2000, when Verizon was formed following the merger of Bell Atlantic Corporation and GTE Corporation. From December 1998 to June 2000 Mr. Seidenberg was Chairman and Chief Executive Officer of Bell Atlantic; from June 1998 to December 1998, he was Vice Chairman and Chief Executive Officer of Bell Atlantic; from August 1997 to June 1998, he was Vice Chairman, President and Chief Operating Officer of Bell Atlantic; and from April 1995 to August 1997, he was Chairman and Chief Executive Officer of NYNEX Corporation. Mr. Seidenberg is a director of American Home Products Corporation, Boston Properties, Inc., Honeywell International, Inc. and Viacom Inc.

Committees of the Board of CVS

Audit Committee

   William H. Joyce, Chair
   W. Don Cornwell
   Thomas P. Gerrity
   Marian L. Heard

     The Audit Committee met five times during 2000. Each member of the Committee is "independent" as defined in the listing standards of the New York Stock Exchange, on which CVS' common stock is listed. The Board has approved a written charter for the Committee, a copy of which was included in our Proxy Statement for last year's Annual Meeting. The Committee: (i) oversees the financial reporting process and internal control systems; (ii) oversees the internal and independent audit function; (iii) oversees that the annual consolidated financial statements and quarterly financial statements are prepared in accordance with generally accepted accounting principles; (iv) oversees and supervises special investigations; (v) recommends to the Board the appointment of independent auditors and annually evaluates the auditors' independence; (vi) reviews compliance with the corporate code of conduct; (vii) approves our internal audit plan; and
  (viii) annually reviews and assesses the adequacy of its Charter, and may amend the Charter as appropriate with Board approval.

Nominating and Corporate Governance Committee

   Sheli Z. Rosenberg, Chair
   Eugene Applebaum
   William H. Joyce
   Marian L. Heard
   Terry R. Lautenbach

     The Nominating and Corporate Governance Committee met once during 2000. Mr. Seidenberg was Chair of this Committee until CVS' 2000 Annual Meeting, when he was replaced as Chair by Ms. Rosenberg (who had previously been on the Committee), and upon his retirement at the 2000 Annual Meeting, Mr. Allan Bloostein was replaced by Ms. Heard. The Committee has responsibility for advising the Board as a whole on corporate governance matters, developing a policy on the size and composition of the Board, reviewing possible candidates for Board membership, performing Board evaluations and recommending a slate of nominees. While there are no formal procedures for stockholder recommendations, the Committee will consider nominees recommended by stockholders.

Management Planning and Development Committee

   Terry R. Lautenbach, Chair
   Terrence Murray
   Sheli Z. Rosenberg
   Ivan G. Seidenberg (as of July 1, 2000)

     The Management Planning and Development Committee (formerly known as the Compensation and Human Resources Committee) met four times during 2000. Following his retirement at the 2000 Annual Meeting, Mr. Allan Bloostein was replaced on the Committee by Mr. Seidenberg effective July 1. The
  Committee: (i) reviews and approves the salary, bonus and other compensation of all officers of CVS and of each executive of CVS or its subsidiaries whose annual base salary is greater than $200,000;
  (ii) administers the 1997 Incentive Compensation Plan and any outstanding awards under any other stock option plans of the Company and its subsidiaries, subject to the terms of such plans; and (iii) administers any profit incentive plans for the benefit of CVS.

Director Compensation

     We provide the following compensation to our non-employee directors for their services as directors:

Annual fees

    . Each non-employee director receives an annual retainer of $30,000 and attendance fees of $1,500 for each Board meeting attended, $1,000 for each telephonic Board meeting attended and $1,000 for each committee meeting attended.

    . Each non-employee director who chairs a committee of the Board receives an additional annual retainer of $2,500 for each committee he or she chairs.

Director Stock Plan; Director Fees Payable in Stock

     Under the 1996 Directors Stock Plan, non-employee directors receive an annual award of 1,500 shares of common stock for their service during the preceding year (pro rated for partial year service). Additionally, one half of the annual non-employee director retainer fee is paid in CVS common stock. Directors may choose to receive all retainer and attendance fees in common stock. A director may also choose to defer receipt of such shares. Deferred shares are credited annually with dividend equivalents.

     As of December 30, 2000, our directors had deferred receipt of shares of common stock as follows: Mr. Applebaum, 4,255 shares; Mr. Cornwell, 6,582 shares; Mr. Gerrity, 4,609 shares; Mr. Goldstein, 2,446 shares; Ms. Heard, 1,583 shares; Mr. Joyce, 10,473 shares; Mr. Lautenbach, 10,349 shares; Mr. Murray, 6,341 shares; Ms. Rosenberg, 4,532 shares; and Mr. Seidenberg, 10,199 shares.

Compensation Committee Interlocks and Insider Participation

     Mr. Terrence Murray, Chairman and Chief Executive Officer of FleetBoston Financial Corporation and a director of CVS, serves on CVS' Management Planning and Development Committee, which oversees executive compensation. Mr. Thomas Ryan, Chairman, President and Chief Executive Officer and a director of CVS, serves on the Board of Directors of FleetBoston, but does not serve on FleetBoston's Compensation Committee.

Share Ownership of Directors and Certain Executive Officers

     The following table shows the share ownership, as of January 19, 2001, of each director, each executive officer named in the Summary Compensation Table appearing on page 14 and all directors and executive officers as a group, based on information provided by these individuals. Each individual (except Mr. Applebaum, if shares relating to a forward purchase contract (described in note 8 to the table below) are included in the calculation) beneficially owns less than 1% of our common stock and, except as described in the footnotes to the table, each person has sole investment and voting power over the shares.

                                       Ownership of Common Stock(/1/)
          ------------------------------------------------------------------
       Name                         Number                           Percent
          ------------------------------------------------------------------
       Eugene Applebaum          7,323,530 (/1/)(/5/)(/8/)            1.86%
       W. Don Cornwell               8,335 (/1/)(/5/)                   *
       Thomas P. Gerrity            39,254 (/1/)(/5/)                   *
       Stanley P. Goldstein      1,590,813 (/1/)(/3/)(/5/)(/6/)         *
       Marian L. Heard                 717 (/5/)                        *
       William H. Joyce              8,943 (/1/)(/5/)                   *
       Terry R. Lautenbach          41,630 (/1/)(/5/)                   *
       Larry J. Merlo              447,187 (/1/)(/2/)(/3/)(/4/)         *
       Terrence Murray              10,028 (/5/)(/7/)                   *
       David B. Rickard             88,408 (/2/)(/4/)                   *
       Sheli Z. Rosenberg           15,531 (/5/)                        *
       Thomas M. Ryan            1,695,528 (/1/)(/2/)(/3/)(/4/)         *
       Ivan G. Seidenberg            9,240 (/1/)(/5/)                   *
       Douglas A. Sgarro           117,804 (/1/)(/2/)(/3/)(/4/)         *
       Larry J. Zigerelli          112,084 (/1/)(/2/)(/4/)              *
       All directors and        11,649,410 (/1/)(/2/)(/3/)(/4/)(/5/)  2.95%
       executive officers                  (/6/)(/7/)(/8/)
       as a group (17 persons)

  * Less than 1%.
  (1) Includes shares of common stock not currently owned, but subject to options which were outstanding on January 19, 2001 and were exercisable within 60 days thereafter: Mr. Applebaum, 50,000; Mr. Cornwell, 6,930; Mr. Gerrity, 4,620; Mr. Goldstein, 1,274,972; Mr. Joyce, 6,930; Mr. Lautenbach, 13,860; Mr. Merlo, 298,416; Mr. Ryan, 1,222,452; Mr. Seidenberg, 9,240; Mr. Sgarro, 47,396; Mr. Zigerelli, 15,000; and all directors and executive officers as a group, 3,048,667.
  (2) Includes shares of common stock granted under the Company's 1997 Incentive Compensation Plan which remain subject to certain restrictions as to continued employment and transfer as provided in such plans: Mr. Ryan, 332,201; Mr. Rickard 77,892; Mr. Merlo, 119,105; Mr. Zigerelli, 89,568; Mr. Sgarro, 63,407; and all executive officers as a group, 717,063.
  (3) Includes shares of common stock receivable upon the lapse of restrictions on restricted stock or the exercise of options but deferred pursuant to the Company's Deferred Stock Compensation Plan:
        Mr. Ryan, 79,641 shares; Mr. Goldstein, 44,761 shares; Mr. Merlo, 14,690 shares; Mr. Sgarro 813 shares; and all directors and executive officers as a group, 141,103.
  (4) Does not include 5.0 million shares of ESOP preference stock held as of January 19, 2001 by the ESOP, which was established in 1989. As of December 31, 2000, the last date on which an allocation was made, shares had been allocated as follows: Mr. Ryan, 1,065 shares; Mr. Rickard, 21 shares; Mr. Merlo, 724 shares; Mr. Zigerelli, 40 shares; Mr. Sgarro, 102 shares; and all executive officers as a group, 2,315 shares.
  (5) Does not include the following shares of common stock constituting deferred non-employee director compensation: Mr. Applebaum, 4,255 shares; Mr. Cornwell, 6,582 shares; Mr. Gerrity, 4,609 shares; Mr. Goldstein, 2,446 shares; Ms. Heard, 1,583 shares; Mr. Joyce, 10,473 shares; Mr. Lautenbach, 10,349 shares; Mr. Murray, 6,341 shares; Ms. Rosenberg, 4,532 shares; Mr. Seidenberg, 10,199 shares; and all non-employee directors as a group, 61,369.
  (6) Includes 40,000 shares held by Mr. Goldstein's wife and 10,000 shares held by a limited partnership, the general partner of which is a corporation owned by Mr. Goldstein and his wife, and the limited partners of which are the Goldsteins' adult sons. Mr. Goldstein disclaims beneficial ownership of these shares.
  (7) Includes 2,670 shares held by a charitable foundation and 740 shares held by a family-related limited liability company of which Mr. Murray holds a membership interest. Mr. Murray disclaims beneficial ownership of these shares.

  (8) Includes 7,273,530 shares beneficially owned by Mr. Applebaum as Trustee for the Eugene Applebaum Revocable Living Trust (the "Trust") and pledged as security relating to a forward purchase contract obligating the Trust to deliver cash or up to that number of shares on or about May 15, 2001.

Share Ownership of Principal Stockholders

     We have been notified by the persons in the following table that they were the beneficial owners (as defined by the rules of the SEC) of more than five percent of our voting securities as of February 22, 2001. According to the most recent Schedule 13G filed by the owner with the SEC, these shares were acquired in the ordinary course of business, and were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us.


                                                                 No. of shares
                                Name and Address of              beneficially     Percent of
   Title of Class                Beneficial Owner                    owned     class owned (/1/)
  ----------------------------------------------------------------------------------------------
   Common stock     FMR Corp. (/2/)                               28,319,617         7.21%
                    82 Devonshire Street
                    Boston, MA 02109

   Common stock     Massachusetts Financial Services Co. (/3/)    28,057,402         7.14%
                    500 Boylston Street
                    Boston, MA 02116

   Series One ESOP  CVS Corporation and Subsidiaries               5,000,257          100%
    convertible     Employee Stock Ownership Plan Trust
    preference stockc/o Bank of New York, as Trustee
                    48 Wall Street
                    New York, NY 10005

  (1) This calculation is based on all outstanding shares of common stock and ESOP preference stock as of February 22, 2001. FMR Corp., Massachusetts Financial Services Co. and the ESOP own shares representing approximately 7.0%, 6.94% and 2.84%, respectively, of the total votes represented by CVS' voting securities (i.e., the common stock and ESOP Preference Stock voting as a single class).
  (2) Information based on Schedule 13G dated February 13, 2001. FMR Corp., a parent holding company, and/or its subsidiaries have sole voting power with respect to 418,464 of such shares and sole dispositive power over all of these shares.
  (3) Information based on Schedule 13G dated February 12, 2001. Massachusetts Financial Services Co. has sole voting power with respect to 27,883,456 of such shares and sole dispositive power over all of these shares, some of which are also beneficially owned by certain non-reporting entities.

Management Planning and Development Committee Report on Executive Compensation

     The Management Planning and Development Committee of the Board of Directors (formerly known as the Compensation and Human Resources Committee; for purposes of this report, the "Committee") is composed of four directors, none of whom is an officer or employee of CVS or its subsidiaries. The Committee is responsible for the establishment of policies governing, and for the implementation, administration and interpretation of, all aspects of executive officer compensation. The Committee, along with all outside directors, meets independently annually to review the results against goals and performance of the Chairman, President and Chief Executive Officer, Mr. Ryan. The Committee has prepared the following report on the executive compensation program in which executive officers, including those named in the Summary Compensation Table on page 14 (the "named executive officers"), participate.

Compensation Policies

     The Committee reviews the compensation of executive officers on an ongoing basis, developing and implementing plans to serve the following objectives:

    . Support, communicate and drive achievement of CVS' business strategies and goals;

    . Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other companies with which CVS competes for business and talent;

    . Motivate high performance among executive officers in an entrepreneurial incentive-driven culture;

    . Closely align the interests of executive officers with stockholders' interests; and

    . Reward results achieved short-term and, in the long-term, stockholder value creation.

     The Committee intends that executive officer compensation be determined and administered on the basis of total compensation, rather than on separate free-standing components. The Committee has sought to create an integrated total compensation program structured to balance appropriately CVS' short- and long-term business and financial strategic goals. A significant amount of total pay for executive officers is comprised of at-risk pay to align executive interests with stockholder interests and directly tie compensation value to performance.

     In 2000, the Committee engaged a compensation consulting firm to assist it in the ongoing administration of an executive compensation program for the key CVS management group. The consulting firm analyzed market data and best practices for the key management group, including Mr. Ryan and the other named executive officers. Their salaries and other compensation awards were compared to a core peer group, as well as industry standards, in order to recommend compensation programs and policies that would reflect and enhance CVS' high-growth strategy. This comparison included compensation levels reported for senior executives of 21 consumer goods companies, including 11 retailers (two of which are drug chains), with sales ranging from approximately $7 billion to $38 billion. Ten of the companies in this survey group are included in the S&P Retail Stores Composite Index used in the Stock Performance Graph on page 17. The 2000 compensation program for CVS' named executive officers resulted from the Committee's review of this information.

     For 2000, executive officer compensation consisted of base salaries, cash bonuses based on annual performance, long-term performance shares and stock options. In addition, in March 2000 the Committee approved the implementation of the CVS Executive Retention Program, pursuant to which restricted stock that vests on the fourth anniversary of the date of grant based on continued employment was issued to each of the named executive officers. The restricted stock granted represents 50% of the total award; the balance of the award will be paid in cash upon the vesting of such stock. Mr. Ryan's restricted stock award under the Program was 183,717 shares. For additional information regarding this Program see the Summary Compensation Table on page 14. Total compensation levels for 2000 generally were targeted at the 75th percentile of compensation paid by comparable companies in the survey group. In any one year or period of years, however, actual total compensation levels of executive officers may range well below or above a targeted level based on performance against annual and long-term business objectives and total return to stockholders.

Base Salaries

     The Committee periodically reviews base salaries and considers increases based on corporate profitability, competitive salaries, position responsibility levels and individual qualifications and performance. In 2000, as part of the overall review of the CVS compensation program, salaries of most of the executive officers were increased in light of market data, as well as to provide merit increases and to reflect promotions and increased responsibilities. The Committee generally sought, through these increases, to place such salaries in the range between the 50th and 75th percentile of base salaries in the survey group. Effective April 1, 2000, salaries for Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro were $975,000, $595,000, $495,000, $475,000 and $375,000, respectively.

Annual Incentive Awards

     CVS maintains an annual incentive plan that rewards corporate employees based on performance relative to predetermined objectives established for the year. The annual incentive paid to each participant under this program for 100% performance relative to annual objectives is known as the "Normal Award." In 2000, Normal Awards payable in cash (subject to elective deferral) were 125% of base salary for Mr. Ryan and up to 90% of base salary for the other named executive officers. The annual incentive plan provides for larger awards if performance exceeds predetermined objectives and smaller or no awards if performance falls below such objectives.

     For 2000, the Committee determined Mr. Ryan's incentive awards based on pre-established objectives for CVS' consolidated earnings before federal income taxes ("EBIT") and return on net assets ("RONA"). Based on such returns and the Committee's conclusion that the objectives relating to such strategic goals were met, Mr. Ryan's annual incentive was payable at 111% of his Normal Award for 2000. In addition to his regular cash incentive determined based on the above EBIT and RONA objectives, the Committee also made an incremental cash award to Mr. Ryan in recognition for his contribution to CVS' 2000 earnings per share performance. Consequently, Mr. Ryan's annual cash incentive was payable at approximately 131% of his normal award for 2000. This amount is reflected in the bonus column of the Summary Compensation Table for Mr. Ryan.

     Annual incentive awards for 2000 payable to other named executive officers were based on the same EBIT and RONA objectives. Accordingly, annual incentives for the other named executive officers were generally payable at a rate of 111% of the Normal Award for 2000. These amounts are reflected in the bonus column of the Summary Compensation Table for Messrs. Rickard and Sgarro. For Messrs. Merlo and Zigerelli, in addition to their regular cash incentive determined based on the above EBIT and RONA objectives, the Committee made an incremental cash award in recognition of their outstanding contributions to the profitability of CVS. Consequently, Mr. Merlo's annual cash incentive was payable at approximately 122% of his normal award for 2000, and Mr. Zigerelli's annual cash incentive was payable at approximately 127% of his normal award for 2000. These amounts are reflected in the bonus column of the Summary Compensation Table for Messrs. Merlo and Zigerelli.

Stock Options

     The Committee believes strongly in the use of equity-based compensation to help reinforce executives' focus on the importance of returns to stockholders. Therefore, the Committee has incorporated equity-based incentives into the executive compensation program in several ways. A key element of this program is stock options. In 2000, the Committee continued its general policy of making annual stock option grants to executives and key employees. Stock option grants to Mr. Ryan and the other named executive officers are shown in the Summary Compensation Table on page 14 and the Stock Option Grant Table on page 16. In 2000, the Committee granted options to over 700 key employees below the executive officer level. The Committee expects to continue to make annual option grants to executive officers and key employees.

     Additionally, pursuant to a stock option award program for full-time store managers and pharmacists approved in 1999, in 2000 the Committee approved stock option awards for over 9,000 full-time pharmacists and over 3,700 full-time store managers. Subsequent awards to full-time store managers and pharmacists are expected to occur approximately every other year.

     Stock options awarded in 2000 to executive officers, key employees, store managers and pharmacists generally become exercisable 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.

Long-Term Performance Share Plan

     In 1999, CVS implemented a Long-Term Performance Share Plan. This Plan, which is a sub-plan of the Company's 1997 Incentive Compensation Plan, is intended to encourage executives to balance short-term goals, as reflected in the annual incentive plan, with long-term profit growth. It uses both an internal measure of success--earnings per share ("EPS") compound annual growth rate--as well as an external validation of success--CVS stock price.

     The Plan consists of three-year performance cycles, with a new cycle commencing each year. At the beginning of each cycle, participants are awarded an opportunity to earn a target dollar value. At the end of each cycle, the actual dollar value and number of shares awarded may be higher or lower than the target number, depending upon performance relative to a predetermined goal of compounded annual growth in EPS. Final awards will be paid 50% in shares of CVS stock and 50% in cash (based upon the value of the award earned at the end of the performance cycle).

     The first full performance cycle is from 1999 through 2001. This cycle provides for target awards of $1,200,000 for Mr. Ryan, $330,000 for Messrs. Rickard, Merlo and Zigerelli and $240,000 for Mr. Sgarro.

     To provide competitive total compensation opportunities, a transitional ("bridge") cycle was implemented, covering the calendar year 2000 and payable the first quarter of 2001. Based on EPS growth relative to the goal established at the beginning of 2000, actual awards for this bridge cycle, which were stated as a dollar value, were equal to 100% of target. Payments were made 50% in CVS shares and 50% in cash. These amounts are reflected in the "All Other Compensation" column of the Summary Compensation Table.

Partnership Equity Program

     The Partnership Equity Program was implemented for key management in 1997 as a major element in CVS' executive compensation program. The Program is designed to ensure that those executives with significant impact on the future success of CVS have a substantial "at risk" personal equity investment in CVS common stock. The Committee believes that the Program, along with stock ownership guidelines for officers, will strongly link the economic interests of key managers with each other and with CVS stockholders, provide future long-term compensation opportunities that are competitive in the external marketplace and that reflect internal responsibility levels, and assure key management stability, retention, motivation and long-term focus on corporate strategy.

     Under the Program, more than 50 key managers of CVS, including its executive officers, were given the opportunity in 1997 and 1998 to invest in common stock based on their position, responsibilities and potential impact on the creation of long-term stockholder value. The purchase price of shares (set at fair market value at the purchase date) was payable from each participant's personal funds, without loans or guarantees by CVS, including by application of certain payouts from other compensation programs. For each share purchased (up to certain approved individual dollar limits), the Committee made a matching grant of one deferred share; such deferred shares vest (become non-forfeitable) at the end of five years if the participant both retains the purchased share for that period and continues to be employed by CVS, subject to accelerated vesting in certain events. Furthermore, the Committee granted stock options at a rate of up to 15 shares subject to option for each share purchased under the Program. The options have an exercise price equal to fair market value on the date of grant and vest in equal installments at the end of years three, four and five following the grant date, again based on continued employment and retention of the purchased shares, subject to accelerated vesting in certain events.

     In 2000, the program continued for newly hired key employees or newly promoted senior executives. Prior year participants continue to have awards vest under the program, but no additional personal contributions or awards were made.

     The Committee does not consider stock holdings, prior option or restricted stock grants, or the appreciation on those holdings or grants when making option, restricted stock, Partnership Equity Program or Long-Term Performance Share Plan award determinations.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers at year end. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

     The Committee's policy is to preserve corporate tax deductions by qualifying compensation paid over $1 million to named executive officers as performance-based compensation. To this end, in 1997 the Board adopted and stockholders approved the 1997 Incentive Compensation Plan, which permits annual incentive awards and stock options (and certain other awards) to qualify as performance-based compensation not subject to the limitation on deductibility. The Committee believes that stock options granted under prior plans also qualify as performance-based compensation under Section 162(m), and other steps such as deferral arrangements can be used to avoid or minimize any loss of deductibility. Nevertheless, maintaining tax deductibility is but one consideration among many--and is not the most important consideration--in the design of the compensation program for senior executives. The Committee may, from time to time, conclude that compensation arrangements are in the best interest of CVS and its stockholders despite the fact that such arrangements might not, in whole or in part, qualify for tax deductibility. Mr. Allan Bloostein was a member of the Committee until his retirement from the Board of Directors in April 2000.

   Terry R. Lautenbach, Chair                  Sheli Z. Rosenberg
   Terrence Murray                             Ivan G. Seidenberg

Summary Compensation Table

     The following Summary Compensation Table shows information about the compensation received by CVS' Chief Executive Officer and each of the four other most highly compensated executive officers of CVS during the 2000 fiscal year for services rendered to the Company in all capacities during the three fiscal years ended December 30, 2000.


                                                       Long Term Compensation
                                 Annual Compensation           Awards
                                 ------------------- ---------------------------
                                                     Restricted
                                                       Stock       Securities      All Other
  Name and Principal                                   Awards      Underlying      Compensa-
  Position(s)               Year Salary($) Bonus($)  ($) (/1/)  Options(#) (/2/) tion($) (/3/)
 ---------------------------------------------------------------------------------------------
  Thomas M. Ryan            2000  975,000  1,600,000 5,500,000      200,000        1,209,395
   Chairman of the Board,
   President                1999  956,250  1,850,000        --      150,000        1,510,483
   and Chief Executive
   Officer                  1998  900,000  1,103,250 3,485,438      795,660           12,148

  David B. Rickard (/4/)    2000  590,000    592,102 2,000,000       40,000          356,095
   Executive Vice
   President and            1999  191,667    792,448   450,000      125,760          450,000
   Chief Financial Officer  1998       --         --        --           --               --

  Larry J. Merlo            2000  488,750    543,000 2,500,000       40,000          358,123
   Executive Vice
   President--              1999  465,000    725,000        --       25,000          459,862
   Stores                   1998  450,000    321,200   737,325      165,220           11,887

  Larry J. Zigerelli (/5/)  2000  456,250    543,000 2,500,000       40,000          359,310
   Executive Vice
   President--              1999  362,500    551,268   300,000       75,210              616
   Marketing                1998       --         --        --           --               --

  Douglas A. Sgarro         2000  368,750    310,978 1,500,000       30,000          255,688
   Senior Vice President--  1999  350,000    375,169   124,950       20,000            7,005
   Administration and
   Chief                    1998  341,250    208,250   170,400       43,470            4,519
   Legal Officer
   President--CVS Realty
   Co.

(1) Recipients of restricted stock grants typically forfeit such stock if they cease to be employees of CVS prior to vesting, subject to accelerated vesting in certain events. Based on the number of shares of restricted stock held at the end of a period, dividends are paid at the same rate as paid to all stockholders from the date of the award. All disclosed restricted stock awards currently outstanding are either (i) performance-based restricted stock which is contingent upon meeting one year performance objectives and subject to a three-year holding period from the date of grant, (ii) restricted stock that vests over a three year-period based on continuing employment, (iii) matching restricted stock units that vest on the fifth anniversary of the date of the grant based on continuing employment, or (iv) restricted stock awarded pursuant to the CVS Executive Retention Program that vests on the fourth anniversary of the date of grant based on continued employment. In March 2000, as part of the newly adopted CVS Executive Retention Program, grants of 183,717; 66,806; 83,508; 83,508 and 50,105 restricted shares were made to Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro, respectively. These restricted share amounts were determined based on the fair market value of CVS common stock on March 7, 2000 ($29.9375). The restricted shares represent 50% of each award; the balance of each award will be paid in cash upon the vesting of the restricted shares. The following persons' aggregate holdings of restricted stock had a fair market value as follows (based on a per share price of $60.0938, the average of the high and low sale prices of the common stock as reported by the New York Stock Exchange on December 29, 2000, the last trading day of our fiscal year): Mr. Ryan, 332,201 restricted shares having a market value of $19,963,220, Mr. Rickard, 77,892 restricted shares having a market value of $4,680,826, Mr. Merlo, 119,015 restricted shares having a market value of $7,152,064; Mr. Zigerelli, 89,568 restricted shares having a market value of $5,382,481; and Mr. Sgarro, 63,407 restricted shares having a market value of $3,810,368.

(2) Options outstanding have been adjusted to account for CVS' two-for-one stock split on June 15, 1998. Options granted in 2000 to Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro will become exercisable in three annual installments beginning on the second anniversary of the grant; options granted in 1999 to Messrs. Ryan, Merlo, Zigerelli and Sgarro will become exercisable in three annual installments beginning on the second anniversary of the grant; options granted in 1999 to Mr. Rickard will become exercisable in three annual installments beginning on the third anniversary of the grant date; options granted in 1998 to Messrs. Ryan, Merlo and Sgarro will become exercisable in three annual installments beginning on the third anniversary of the grant.
(3) For 2000 this amount includes the following: $3,400, $3,500, $2,550, $1,750 contributed under CVS' 401(k) cash match to the 401(k) Profit Sharing Plan for Messrs. Ryan, Merlo, Zigerelli and Sgarro, respectively; an estimated 18.338 ESOP shares based on a value of $139.057 per share (total value $2,550) for the ESOP match to the 401(k) Profit Sharing Plan for Mr. Zigerelli; an estimated 21.394 ESOP shares based on a value of $139.057 per share (total value $2,975) contributed under the ESOP for each of the other named executive officers; and $3,020, $3,120, $1,648, $1,235 and $963 of income in connection with life insurance premiums for Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro, respectively. Also includes Long-Term Performance Share Plan 2000 "bridge" period values of $1,200,000, $350,000, $350,000, $350,000 and $250,000 for Messrs. Ryan,
     Rickard, Merlo, Zigerelli and Sgarro, respectively.
(4)  Mr. Rickard joined CVS in September 1999.
(5)  Mr. Zigerelli joined CVS in February 1999.

Stock Options

Option Grants in Fiscal Year Ending December 30, 2000

     The following table shows the stock options awarded to the named executive officers in fiscal 2000.


                                        Individual Grants (/1/)
                      ------------------------------------------------------------

                                          Percentage of                              Present
                      No. of Securities   Total Options                             Value on
                         Underlying        Granted to                                Date of
                       Options Granted    Employees in    Exercise                 Grant (/3/)
  Name                       (#)        Fiscal Year (/2/) Price($) Expiration Date     ($)
 ---------------------------------------------------------------------------------------------
  Thomas M. Ryan           200,000            2.877       38.5625    01/03/2010     2,816,000
  David B. Rickard          40,000            0.576       38.5625    01/03/2010       563,200
  Larry J. Merlo            40,000            0.576       38.5625    01/03/2010       563,200
  Larry J. Zigerelli        40,000            0.576       38.5625    01/03/2010       563,200
  Douglas A. Sgarro         30,000            0.432       38.5625    01/03/2010       422,400

(1) These options become exercisable as follows: 50% on second anniversary of the date of grant; 25% on third and fourth anniversaries of the date of grant.
(2) Based on options to purchase 6,964,015 shares granted to all employees during 2000.
(3) The hypothetical present values on grant date are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of factors in calculating an option's hypothetical present value. Factors used to value options granted which expire on 01/03/2010 include the stock's expected volatility rate of 26.6%, a projected dividend yield of 0.61% and a risk-free rate of return of 6.77%. All grants assume a projected time of exercise of 7 years and a projected risk of forfeiture rate for vesting period of 5% per annum. There is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.

Aggregated Option Exercises in Fiscal Year Ending December 30, 2000 and Year-End Option Values

     The following table shows, for the named executive officers, the stock options exercised during fiscal 2000 and the values of unexercised options as of December 30, 2000.


                                               Number of Securities      Value of Unexercised
                         Shares               Underlying Unexercised     In-the-Money Options
                        Acquired     Value          Options at              at Fiscal Year-
                      On Exercise  Realized     Fiscal Year-End(#)           End($) (/1/)
  Name                    (#)         ($)    Exercisable/Unexercisable Exercisable/Unexercisable
 -----------------------------------------------------------------------------------------------
  Thomas M. Ryan        309,700    8,032,009      751,972/406,540        31,761,597/33,744,291
  David B. Rickard            0            0            0/165,760                  0/3,168,168
  Larry J. Merlo         55,000    1,485,806      187,356/317,194          7,869,544/8,143,973
  Larry J. Zigerelli          0            0            0/155,210                  0/1,630,294
  Douglas A. Sgarro           0            0       22,906/139,284            709,729/3,284,467

(1) The value of unexercised in-the-money options at fiscal year-end assumes a fair market value of the common stock of $60.0938, the average of the high and low sale prices of the common stock as reported by the New York Stock Exchange on December 29, 2000, the last trading day of our fiscal year. The actual amount, if any, realized upon exercise will depend upon the market price of the common stock at the time of exercise. There is no assurance that the value of unexercised in-the-money stock options will be as shown above.

Stock Performance Graph

Comparison of Five Year Cumulative Total Stockholders' Return Among CVS, S&P Retail Composite Index and S&P 500 Index

     The following graph shows changes over the past five-year period in the value of $100 invested in: (1) our common stock; (2) Standard & Poor's 500 Index; and (3) Standard & Poor's Retail Store Composite Index (which includes 35 retail companies).

                                CVS Corporation

             Comparison of Cumulative Total Return to Stockholders
                  December 29, 1995 through December 29, 2000

                        [Graphic Representation Omitted]


                                            Year End
                                  ----------------------------- Compound Annua

                                  1995 1996 1997 1998 1999 2000  Return Rate
   ---------------------------------------------------------------------------
    CVS Corporation               $100 $158 $264 $425 $310 $468      36.2%
    S&P 500*                       100  123  164  211  255  232      18.3%
    S&P Retail Stores Composite*   100  117  174  290  368  310      25.4%

   * Index includes CVS.

     The year-end values of each investment shown in the preceding graph are based on share price appreciation plus dividends, with the dividends reinvested as of the last business day of the month during which such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath the graph.

Certain Executive Arrangements

Employment Agreements with Named Executive Officers

     CVS has entered into employment agreements with Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro. The employment agreements provide for an initial employment term of three years, automatically renewed for a one-year term at the end of the initial term and each one-year renewal term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then current term. The employment agreements generally provide for payment of an annual base salary, subject to review for increase at the discretion of the Management Planning and Development Committee. Base salaries are, as of year-end 2000, $975,000, $595,000, $495,000, $475,000 and $375,000 for Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro respectively. The employment agreements also generally provide for (i) continued payment of base salary, target cash bonuses and other benefits for 36 months in the case of Mr. Ryan, and for 24 months in the case of other named executive officers (or a lump sum equal to three times salary plus target bonuses in the case of a change in control) in the event the executive's employment is terminated by CVS without "cause" or voluntarily by the executive due to a "constructive termination without cause"; (ii) non-competition for a period of 18 months subsequent to a voluntary termination of employment if CVS elects to continue paying 50% of the executive's base salary during such period; (iii) other restrictive covenants including nondisclosure, non-solicitation of employees and availability for litigation support; (iv) participation in certain benefit plans and programs (including life insurance and medical benefits); (v) annual and long term incentive compensation opportunities; and
  (vi) deferred compensation arrangements. The employment agreements of the named executives also provide minimum guidelines for target annual incentive opportunity as a percent of their base salaries.

     A "change in control" is defined to include a variety of events, including significant changes in the stock ownership of CVS or a significant subsidiary, changes in CVS' board of directors, certain mergers and consolidations of CVS or a significant subsidiary and the sale or disposition of all or substantially all the consolidated assets of CVS. "Constructive termination without cause" is defined generally as demotion, reduction in compensation, unapproved relocation in the case of Mr. Ryan (or, in the case of other named executive officers, following a change in control), material breach of the employment agreement by CVS, or, in the case of Mr. Ryan, failure to extend the term of the employment agreement to his 60th birthday. "Cause" is defined generally as a breach of the restrictive covenants, felony convictions, or willful gross neglect or gross misconduct resulting in material harm to CVS.

     If payments under the employment agreements following a change in control are subject to the "golden parachute" excise tax, CVS will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as if such excise tax had not applied. CVS will indemnify the executives to the fullest extent permitted by law, including advancing expenses, and will reimburse an executive for expenses incurred in seeking enforcement of the employment agreement if he prevails or, after a change in control, if the executive's assertion of rights is in good faith and not frivolous.

     The employment agreement with Mr. Ryan relates to his employment as an executive officer of CVS Corporation and CVS Pharmacy, Inc. and his agreement to serve as a director of CVS Corporation. The employment agreements with Messrs. Rickard, Merlo, Zigerelli and Sgarro relate to their employment as executive officers of CVS Corporation.

Supplemental Executive Retirement Plan

     CVS maintains a Supplemental Executive Retirement Plan for Select Senior Management of the Company (the "Supplemental Retirement Plan"). The Supplemental Executive Retirement Plan is designed to increase the retirement benefits of selected executive employees. In connection with the Company's restructuring during 1996, the Supplemental Retirement Plan was amended to create a new benefit formula (the "New Benefit Formula"). Under the New Benefit Formula, executives selected for participation (including Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro and certain other executives) will receive an annual benefit commencing on the later of age 55 or retirement, equal to 1.6% of a three-year average of final compensation (as defined in the Supplemental Retirement Plan) for each year of service (including credited years of service under the Supplemental Retirement Plan prior to amendment) up to 30 years, or a maximum benefit of 48% of final compensation, with no offset for any amounts provided by CVS' qualified plans, social security or other retirement benefits. Except in the event of death or a change in control (as defined) or as provided in the employment agreements referred to below, no benefits are payable to an eligible executive until he or she terminates employment. After termination of employment, benefits will be payable (i) immediately, if the executive is age 55 or older at the time of termination, regardless of years of service, or (ii) upon reaching age 55, if the executive is younger than 55 at the time of termination and five or more years of Company service were completed prior to termination.

     According to the above referenced formula, Mr. Ryan had accrued an annual benefit of $917,886 as of January 1, 2001, and the lump sum value of such benefit was $8,918,635 based on assumptions specified in the Supplemental Retirement Plan. In December 2000, Mr. Ryan elected to waive his rights to $1,000,000 of that lump sum value. In lieu of the lump sum value of $1,000,000, CVS purchased split dollar life policies on the lives of Mr. Ryan and his wife and agreed to pay a single premium equal to $1,000,000. CVS has retained an interest in any death benefit paid out of these life insurance policies.

     The following table shows the approximate amounts of annual retirement income that would be payable under the New Benefit Formula to executives covered by it based on various assumptions as to compensation and years of service, assuming benefits are computed under a straight life annuity formula and retirement after attaining age 55 and meeting the service requirements.


                        Estimated Amount of Retirement Benefits Based on
                                            Service
                     --------------------------------------------------------------

    Compensation     5 Years      10 Years     15 Years     20 Years      30 Years
   --------------------------------------------------------------------------------
     $  600,000      $ 48,000     $ 96,000     $144,000     $192,000     $  288,000
     $  800,000      $ 64,000     $128,000     $192,000     $256,000     $  384,000
     $1,000,000      $ 80,000     $160,000     $240,000     $320,000     $  480,000
     $1,300,000      $104,000     $208,000     $312,000     $416,000     $  624,000
     $1,600,000      $128,000     $256,000     $384,000     $512,000     $  768,000
     $1,900,000      $152,000     $304,000     $456,000     $608,000     $  912,000
     $2,200,000      $176,000     $352,000     $528,000     $704,000     $1,056,000


     Final compensation for purposes of the New Benefit Formula is the average of the executive's three highest years of annual salary and bonus out of the last ten years of service. For this purpose, salary and bonus are the amounts shown in the salary and bonus columns of the Summary Compensation Table. The estimated credited years of benefit service for Messrs. Ryan, Rickard, Merlo, Zigerelli and Sgarro as of December 31, 2000 were 25, 1, 22, 2 and 3 years, respectively. Enhanced benefits are payable in a lump sum upon termination of employment following a change in control.

     Benefits under the New Benefit Formula are generally payable in annual installments for the life of the executive, but joint and survivors forms of payment of equivalent actuarial value may be elected.

Transactions with Directors and Officers

     In connection with the CVS/Arbor merger, in March 1998 CVS entered into a five year consulting agreement with Mr. Eugene Applebaum, the former Chairman and Chief Executive Officer of Arbor and a present director of CVS. Under the consulting agreement, Mr. Applebaum provides consulting services to CVS with respect to certain real estate matters and other mutually agreeable matters. For his services, Mr. Applebaum receives consulting fees of $450,000 per year. Mr. Applebaum also receives a payment of $25,000 upon the opening, relocation or acquisition of each store in Michigan or the Toledo metropolitan area during the term of the agreement. Additionally, during the term of the agreement, CVS provides office space, secretarial and support services, and a U.S. automobile comparable to those provided by Arbor to Mr. Applebaum at the time of the merger. CVS also reimburses Mr. Applebaum for all reasonable business expenses incurred by him in connection with carrying out CVS' business. Pursuant to the consulting agreement, CVS paid for health insurance benefits available to Mr. Applebaum and his spouse under his Arbor change in control agreement for two years after the CVS/Arbor merger (through March 31, 2000). Thereafter, CVS has continued and will continue to provide such health insurance benefits to Mr. Applebaum and his spouse until their deaths, but Mr. Applebaum and his spouse have been and will be responsible for the costs of maintaining such coverage. CVS has agreed to indemnify and hold Mr. Applebaum harmless against all cost, expense, liability and loss relating to his consulting services, to the same extent as CVS indemnifies its other directors and senior executive officers.

     In addition, Messrs. Eugene and Lawrence Goldstein, the sons of Stanley Goldstein, a director of the Company, each own minority interests in entities involved in the lease or development of five CVS drugstores. These interests are described more fully in the paragraph below.

     CVS has entered into a single store lease with a limited liability company of which Messrs. Eugene and Lawrence Goldstein each own 30%. During 2000 CVS lease payments to this limited liability company amounted to approximately $179,550. CVS has also entered into a single-store lease with a company of which Messrs. Eugene and Lawrence Goldstein together own a 20% interest. During 2000 CVS lease payments to this company amounted to approximately $415,000 (CVS took possession in March 2000 at an annual rent of $501,000). In addition, in 1999 three companies in which Messrs. Eugene and Lawrence Goldstein own minority interests each agreed to develop a CVS store project for a fixed fee. The companies will not retain an ownership interest in these store projects. One of these projects was abandoned and the company affiliated with the Goldsteins was not paid any development fee. The aggregate fees paid by CVS to the other two companies in 2000 were $275,000 plus expenses. The companies affiliated with the Goldsteins have now been paid in full for these projects. All of the transactions described in this paragraph were approved in the ordinary course of business by the CVS real estate committee and were reviewed by our Audit Committee. Consequently, CVS believes that the terms of these transactions were determined in an arms-length manner.

ITEM 2: APPROVAL OF INCREASE IN SHARES AUTHORIZED FOR ISSUANCE UNDER
     OUR 1997 INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------

     In May 1997, our stockholders approved our 1997 Incentive Compensation Plan (the "Plan"), which is the only compensation plan under which the Company presently grants stock options, restricted stock and other equity-based awards to its employees. Our Board of Directors believes that attracting and retaining key employees is essential to CVS' growth and success. The Board also believes that the long-term success of CVS is enhanced by its competitive and comprehensive compensation program, in which the Plan plays a central role. Awards under the Plan have enabled and will continue to enable CVS to attract and retain key employees and enable those employees to acquire and/or increase their proprietary interest in CVS, thereby aligning their interests with the interests of CVS' stockholders.

     In 1999, in an effort to attract and retain the most highly qualified store personnel possible, CVS adopted a program whereby stock options were awarded to our full-time store managers and pharmacists. Approximately 3,700 store managers and 9,000 pharmacists received awards in March 2000 under this new program. CVS anticipates making awards under this program approximately every other year, and the next awards are anticipated to be made prior to our annual meeting in 2002. CVS has also expanded the number of officers and key employees who received awards under the Plan, from approximately 170 in 1997 to over 700 in 2000, and we plan to continue making awards to officers and key employees on an annual basis. It is now anticipated that the present number of shares available for grant under the Plan will not be enough to meet the Company's needs for awards that are presently planned to be granted prior to our annual meeting in 2002. We are therefore proposing an amendment to the Plan to allow for the issuance of additional shares under the Plan. The full text of the proposed amendment is set forth on Exhibit A to this Proxy Statement.

     On February 5, 2001, the Management Planning and Development Committee recommended approval of an amendment increasing the aggregate number of shares of common stock authorized for issuance under the Plan. On February 21, 2001, the full Board of Directors approved the amendment, subject to stockholder approval, increasing the aggregate number of shares of common stock authorized for issuance under the Plan by 19.5 million shares, resolved that the amendment be submitted to a vote of the stockholders, and recommended that you vote FOR approval of the amendment. As of February 22, 2001, the closing sale price of CVS common stock on the New York Stock Exchange was $58.37.

     The following is a brief description of the material features of the Plan.

     Types of Awards. The terms of the Plan provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards").

     Shares Subject to the Plan; Annual Per-Person Limitations. As approved on May 29, 1997, under the Plan, the total number of shares of CVS common stock reserved and available for delivery to participants in connection with Awards was (i) 5.0 million, plus (ii) the number of shares of CVS common stock remaining available under certain preexisting plans on the date of initial approval, plus (iii) the number of shares of CVS common stock subject to awards under those preexisting plans which become available (generally due to cancellation or forfeiture) after the date of initial approval, plus (iv) 9.4% of the number of shares of CVS common stock issued or delivered by CVS after the effective date of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of CVS); provided, however, that the total number of shares of CVS stock with respect to which incentive stock options ("ISOs") may be granted shall not exceed 4 million and the total number of shares of restricted stock awarded under the Plan shall not exceed 3.6 million shares. As of February 5, 2001, as a result of adjustments made pursuant to (ii)--(iv) above, there were approximately 23.3 million shares authorized for issuance under the Plan, of which approximately 11.4 million shares are subject to awards under the Plan and approximately 11.9 million shares are available for awards under the Plan. If the amendment to the Plan is approved, the number of shares in (i) above shall be increased to
  24.5 million from 5.0 million and the aggregate number of shares issuable under the Plan will be increased to approximately 42.8 million from approximately 23.3 million. The total number of shares issuable under the Plan will remain subject to adjustment as set forth in the Plan, including pursuant to (ii)--(iv) above. Any shares of CVS stock delivered under the Plan may consist of authorized and unissued shares or treasury shares. CVS stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including CVS stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the Plan.

     In addition, the Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the "Code"). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of CVS stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 3 million shares for each type of such Award, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final annual incentive award or other annual cash Award in respect of any fiscal year by any one participant is $5 million, and the maximum cash amount that may be earned as a final performance award or other cash Award in respect of a performance period other than an annual period by any one participant on an annualized basis is $5 million.

     The Management Planning and Development Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the CVS stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, accounting principles, or other special events.

     Eligibility. Executive officers and other officers and employees of CVS or any subsidiary, including any such person who may also be a director of CVS, shall be eligible to be granted Awards under the Plan. It is anticipated that approximately 15,000 persons will be eligible to receive Awards under the Plan.

     Administration. The Plan is administered by the Management Planning and Development Committee of the Board of the Directors, formerly known as the Compensation and Human Resources Committee (the "Committee"), except to the extent the Board elects to administer the Plan. Subject to the terms and conditions of the Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of CVS stock or dollar amounts to which Awards will relate, specify times at which Awards will be exercisable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of CVS stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share of CVS stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, CVS stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

     Repricing. The Committee shall not, without further approval of CVS stockholders, grant any options or SARs under the Plan that would constitute a "repricing" of such options or SARs and thereby trigger the disclosure obligation under Item 402(i) of Regulation S-K or any successor provision.

     Restricted and Deferred Stock. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of CVS stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Committee. Restricted and deferred stock typically vests over a three year period, or if based on performance requirements typically vests over a minimum period of one year. A participant granted restricted stock generally has all of the rights of a stockholder of CVS, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

     Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on an accrual basis, cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, may be paid currently or on an accrued basis, and, if accrued, may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the Committee.

     Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares of stock granted in lieu of cash compensation shall be reasonable, as determined by the Committee.

     Other Stock-Based Awards. The Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of CVS or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards. Other stock-based awards typically vest over a three year period, or if based on performance requirements typically vest over a minimum period of one year.

     Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by CVS under Code Section 162(m).

     The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of
  (i) one or more business criteria and (ii) targeted level(s) of performance with respect to each business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the Plan are: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating earnings; (9) total shareholder return; or (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, Standard & Poor's 500 Stock Index or a group of comparable companies.

     In granting annual incentive or performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or other performance period (or such other period as permitted under Code Section 162(m)), the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or other performance period, either out of the pool or otherwise. After the end of each fiscal year or other performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code Section 162(m).

     Subject to the requirements of the Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

     Other Terms of Awards. Awards may be settled in the form of cash, CVS stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of CVS' obligations under the Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

     Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Plan, awards under other plans of CVS, or other rights to payment from CVS, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

     Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain non-competition, confidentiality, intellectual property or other covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed with CVS or within a specified period following termination of employment.

     Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of CVS except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Upon a change in control, except to the extent otherwise determined by the Committee at the date of grant, options may at the election of the participant be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share of CVS stock paid (including extraordinary dividends) in any change in control or liquidation of shares of CVS stock following a sale of substantially all of the assets of CVS, or (ii) the highest fair market value per share of CVS stock (generally based on market price) at any time during the 60 days before and 60 days after a change in control. "Change in control" is defined in the Plan to include a variety of events, including significant changes in the stock ownership of CVS or a significant subsidiary, changes in CVS' board of directors, certain mergers and consolidations of CVS or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of CVS.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted, or if the amendment increases the number of shares of stock reserved and authorized for issuance in connection with Awards, materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to participants. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the Plan. Unless earlier terminated by the Board, the Plan will terminate at such time as no shares remain available for issuance under the Plan and CVS has no further rights or obligations with respect to outstanding Awards under the Plan.

     Federal Income Tax Implications of the Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Plan.

     The grant of an option or SAR will create no tax consequences for the participant or CVS. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and non-forfeitable shares received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

     CVS generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. CVS generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, CVS will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

     With respect to Awards granted under the Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. CVS generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. CVS generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by CVS and subject to a 20% excise tax by the participant. The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

                                        ***

     The Board of Directors recommends a vote FOR approval of the Plan amendment increasing the number of shares of common stock authorized for issuance under the 1997 Incentive Compensation Plan by 19.5 million shares.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     We have appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 29, 2001. We are submitting this selection to you for your approval. KPMG audited the Company's financial statements for the fiscal year ended December 30, 2000. The following summarizes the fees paid to KPMG for services rendered during fiscal 2000.

Audit Fees

     The aggregate fees billed for professional services rendered by KPMG for the audit of our financial statements for the 2000 fiscal year and the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q for the 2000 fiscal year were $778,000.

Financial Information Systems Design and Implementation Fees

     KPMG did not render any services to CVS for financial information systems design and implementation during the 2000 fiscal year.

All Other Fees

     The aggregate fees billed for all other services rendered by KPMG to CVS during the 2000 fiscal year, exclusive of those services described above were $1,568,000. These services consisted of tax services, acquisition and other audits, audits of employee benefit plans and internal audit services.

     The Audit Committee of the Board of Directors has considered whether KPMG's provision of services other than services rendered in connection with the audit of CVS's annual financial statements is compatible with maintaining KPMG's independence.

     Representatives of KPMG will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

     If you do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider its appointment.

     The Board of Directors recommends a vote FOR this proposal.

ITEM 4: OTHER MATTERS
--------------------------------------------------------------------------------

     We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, your proxy will vote on the matter in his or her best judgment.

Audit Committee Report

     The Audit Committee of the Board of Directors (for purposes of this report, the "Committee") is composed of four independent outside directors. The Committee has prepared the following report on its activities with respect to CVS's audited financial statements for the fiscal year ended December 30, 2000 (the "audited financial statements").

    . The Committee has reviewed and discussed the audited financial statements with management;

    . The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

    . The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from CVS; and

    . Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the audited financial statements be included in CVS's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, for filing with the U.S. Securities and Exchange Commission.

   William H. Joyce, Chair
   W. Don Cornwell
   Thomas P. Gerrity
   Marian L. Heard

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the 1934 Act requires our executive officers and directors and any persons who own more than 10 percent of our common stock ("reporting persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange ("NYSE"). These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC and NYSE. Based on a review of the copies of such forms furnished to the Company and written representations from our reporting persons, CVS believes that all forms were filed in a timely manner during fiscal 2000.

Proxy Solicitation

     We are soliciting this proxy on behalf of our Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail but we may also solicit by telephone, telegraph or in person. We have hired Morrow & Co. Inc. for a customary fee, plus out-of-pocket expenses, to assist in the solicitation. We will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries, if they request, for their expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for our Annual Meeting in 2002

     If you want to submit a proposal for possible inclusion in our proxy statement for the 2002 annual meeting of stockholders, you must ensure your proposal is received by us on or before November 14, 2001.

                                          Thomas M. Ryan
                                          Chairman of the Board, President and
                                          Chief Executive Officer

March 14, 2001

                                     EXHIBIT A

         Section 4(a) of the 1997 Incentive Compensation Plan, as amended

4. Stock Subject to Plan.

      (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 24.5 million, plus (ii) the number of shares of
                              ----
  Stock remaining available under Preexisting Plans immediately prior to the date on which shareholders of the Corporation originally approved the
                                                ----------        -
  adoption of the Plan, plus (iii) the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with
  Section 4(c) hereof after the date on which shareholders of the Corporation originally approved the adoption of the Plan, plus (iv) 9.4% of the number
  ----------        -
  of shares of Stock issued or delivered by the Corporation during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of the Corporation); provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 4 million, and the total number of
                                       -
  shares of restricted stock awarded under the Plan shall not exceed 3.6
                                                                     ---
  million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

                                CVS CORPORATION

                        1997 Incentive Compensation Plan
                               As Amended Through
                                 February 2001



Page
----------

  1.        Purpose                                                            1

  2.        Definitions                                                        1

  3.        Administration                                                     3
     (a)    Authority of the Committee                                         3
     (b)    Manner of Exercise of Committee Authority                          3
     (c)    Limitation of Liability                                            4

  4.        Stock Subject to Plan                                              4
     (a)    Overall Number of Shares Available for Delivery                    4
     (b)    Application of Limitation to Grants of Awards                      4
     (c)    Availability of Shares Not Delivered under Awards                  5

  5.        Eligibility; Per-Person Award Limitations                          5

  6.        Specific Terms of Awards                                           5
     (a)    General                                                            5
     (b)    Options                                                            5
     (c)    Stock Appreciation Rights                                          6
     (d)    Restricted Stock                                                   6
     (e)    Deferred Stock                                                     7
     (f)    Bonus Stock and Awards in Lieu of Obligations                      8
     (g)    Dividend Equivalents                                               8
     (h)    Other Stock-Based Awards                                           8

  7.        Certain Provisions Applicable to Awards                            8
     (a)    Stand-Alone, Additional, Tandem, and Substitute Awards             8
     (b)    Term of Awards                                                     9
     (c)    Form and Timing of Payment under Awards; Deferrals                 9
     (d)    Exemptions from Section 16(b) Liability                            9
     (e)    Cancellation and Rescission of Awards                              9
     (f)    Limitations on Vesting of Certain Awards                          10

  8.        Performance and Annual Incentive Awards                           10
     (a)    Performance Conditions                                            10
     (b)    Performance Awards Granted to Designated Covered Employees        10
     (c)    Annual Incentive Awards Granted to Designated Covered Employees   12
     (d)    Written Determinations                                            13
     (e)    Status of Section 8(b) and 8(c) Awards under Code Section 162(m)  13


                                      (i)


Page
----------

9.          Change in Control                                        13
     (a)    Effect of "Change in Control"                            13
     (b)    Definition of "Change in Control"                        14
     (c)    Definition of "Change in Control Price"                  15

 10.        General Provisions                                       15
     (a)    Compliance with Legal and Other Requirements             15
     (b)    Limits on Transferability; Beneficiaries                 15
     (c)    Adjustments                                              15
     (d)    Taxes                                                    16
     (e)    Changes to the Plan and Awards                           16
     (f)    Limitation on Rights Conferred under Plan                17
     (g)    Unfunded Status of Awards; Creation of Trusts            17
     (h)    Non-exclusivity of the Plan                              17
     (i)    Payments in the Event of Forfeitures; Fractional Shares  17
     (j)    Governing Law                                            17
     (k)    Awards under Preexisting Plans                           17
     (l)    Plan Effective Date and Shareholder Approval             17




                                      (ii)

                                CVS CORPORATION

                        1997 INCENTIVE COMPENSATION PLAN
                            AS AMENDED AND RESTATED

     1. PURPOSE. The purpose of this 1997 Incentive Compensation Plan (the "Plan") is to assist CVS Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e) "Board" means the Corporation's Board of Directors.

          (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

          (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

          (k) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (l) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (m) "Effective Date" means January 8, 1997.

          (n) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including such persons who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (p) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

          (q) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of fair market value is being made.

          (r) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code
     Section 422 or any successor provision thereto.

          (s) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

          (t) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (u) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (v) "Participant" means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

          (w) "Performance Award" means a right, granted to a Participant under
     Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

          (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (y) "Preexisting Plans" mean the CVS Corporation Omnibus Stock Incentive Plan, the CVS Corporation 1987 Stock Option Plan, and the CVS Corporation 1973 Stock Option Plan.

          (z) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

          (aa) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (bb) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (cc) "Stock" means the Corporation's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (dd) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

3.  ADMINISTRATION.

          (a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.  STOCK SUBJECT TO PLAN.

          (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 24.5 million, plus (ii) the number of shares of Stock remaining available under Preexisting Plans immediately prior to the date on which shareholders of the Corporation originally approved the adoption of the Plan, plus (iii) the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with
     Section 4(c) hereof after the date on which shareholders of the Corporation originally approved the adoption of the Plan, plus (iv) 9.4% of the number of shares of Stock issued or delivered by the Corporation during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of the Corporation); provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 4 million and the total number of shares of restricted stock awarded under the Plan shall not exceed 3.6 million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

          (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

          (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1.5 million shares of Stock, subject to adjustment as provided in
Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $5 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $5 million.

6.  SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

          (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code
     Section 422, unless the Participant has first requested the change that will result in such disqualification.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over
     (B) the grant price of the SAR as determined by the Committee.

          (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period,

     Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

          (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

          (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Corporation in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

     (e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

          (i) A Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant's position and responsibilities while employed by the Corporation, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation's shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

          (ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation's business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

          (iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

          (iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

     (f) Limitation of Vesting of Certain Awards. Restricted Stock, Deferred Stock, and Other Stock-Based Awards, as described in Section 6(d), 6(e) and 6(h) of the Plan, respectively, generally will vest over a minimum period of three years, except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock, Deferred Stock, and Other Stock-Based Awards as to which either the grant or the vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the vent of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock, Deferred Stock, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this
Section 7(f), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

8.  PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow;
     (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total shareholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
     Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

     (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code
Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(c).

          (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under
     Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code
     Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

          (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

     (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c),
(d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.  CHANGE IN CONTROL.

     (a) Effect of "Change in Control." In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

          (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

          (ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Corporation shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

          (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

          (iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

     (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

          (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 25% or more of the combined voting power of the Company's or such subsidiary's then outstanding securities;

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
     (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

          (iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

          (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

          (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

     (c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.  GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof,
(iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the amendment increases the number of shares of Stock reserved and available for delivery in connection with Awards, materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards under Preexisting Plans. Upon approval of the Plan by shareholders of the Corporation as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans.

     (l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board effective January 8, 1997, subject to approval by the shareholders of the Corporation. The Plan has been amended and restated effective January 14, 1998 and further amended (subject to shareholder approval) on February 21, 2001.

                                CVS CORPORATION
               Annual Meeting of Stockholders of CVS Corporation
                  WEDNESDAY, APRIL 18, 2001 AT 10:00 A.M. EST
           CVS Headquarters, One CVS Drive, Woonsocket, Rhode Island

          THIS PROXY IS BEING SOLICITED BY THE CVS BOARD OF DIRECTORS

     The undersigned hereby appoints each of Thomas M. Ryan and Ivan G. Seidenberg as the undersigned's proxies, each with full power to act without the other and with full power of substitution, to vote, as indicated on all matters referred to on the reverse side of this card and described in the proxy statement, all shares of common stock of CVS which the undersigned would be entitled to vote if present at the Annual Meeting and at any adjournments or postponements thereof.

     Additional Voting Instructions for Certain CVS Employees: To the extent the undersigned is a participant in the CVS Corporation and Subsidiaries Employee Stock Ownership Plan (the "ESOP") and/or the CVS Corporation and Subsidiaries 401(k) Profit Sharing Plan, (the "Profit Sharing Plan"), the undersigned hereby instructs The Bank of New York: (i) as trustee under the ESOP, to vote, as indicated on the reverse side, all shares of Series One Convertible ESOP Preference Stock of CVS held in the ESOP, and (ii) as administrator of the Profit Sharing Plan, to vote, as indicated on the reverse side, all shares of CVS common stock held in the Profit Sharing Plan, in each case as to which the undersigned would be entitled to give voting instructions if present at the Meeting.

     The undersigned hereby ratifies and confirms all that each of the proxies and/or The Bank of New York may lawfully do in the premises, and hereby revokes all proxies (or voting instructions in the case of Plan shares) previously given by the undersigned to vote at the Meeting and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of and the proxy statement for the Meeting.


     THE BOARD RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

     TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY (OR VOTING INSTRUCTIONS, IN THE CASE OF PLAN SHARES) IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.


     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

     The Board of Directors recommends a vote FOR Items 1, 2 and 3. To vote in accordance with the Board's recommendations, just sign below; no boxes need to be checked.

     Item 1.  Election of 11 directors

          FOR [  ]        WITHHOLD [  ]          *EXCEPTIONS [  ]
                          AUTHORITY

     Nominees: Eugene Applebaum, W. Don Cornwell, Thomas P. Gerrity,
     Stanley P. Goldstein, Marian L. Heard, William H. Joyce, Terry R.
     Lautenbach,
     Terrence Murray, Sheli Z. Rosenberg, Thomas M. Ryan, Ivan G. Seidenberg. *(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                 ____________________________________________



     Item 2. Proposal to amend the Company's 1997 Incentive Compensation Plan, increasing the number of shares of common stock authorized for issuance under the Plan by 19.5 million shares.

          FOR [  ]          AGAINST [  ]             ABSTAIN [  ]


     Item 3. Proposal to ratify the appointment of KPMG LLP as CVS' independent auditors for the fiscal year ending December 29, 2001.

          FOR [  ]          AGAINST [  ]             ABSTAIN [  ]


     Other Matters. In their discretion, Messrs. Ryan and Seidenberg, as proxies, and/or The Bank of New York, as trustee or administrator, are authorized to vote in accordance with their judgment upon such other business as may properly come before the Meeting.


     THIS PROXY (OR VOTING INSTRUCTIONS, IN THE CASE OF PLAN SHARES) WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Meeting in accordance with your instructions if you do not plan to attend the Meeting and vote in person. Please indicate any change in address.

     Please sign exactly as the name appears on this proxy card. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

     Date _____________________________, 2001
     Signature:______________________________

     Votes must be indicated (x) in black or blue ink.